Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE

Hexion Specialty Chemicals, Inc. Reports Second Quarter Results

COLUMBUS, Ohio – (August 22, 2005) – Hexion Specialty Chemicals, Inc. today reported financial results for the second quarter period ended June 30 and filed its Form 10-Q quarterly report with the Securities & Exchange Commission.

Highlights of the quarter include:

•	Total sales of $1.2 billion, an increase of 16 percent over sales on a pro forma basis for the previous year’s period;

•	Operating income of $51 million;

•	A net loss of $57 million, which includes a negative impact of $71 million from costs associated with the formation of the company as well as a loss from discontinued operations.

•	Pro Forma Adjusted EBITDA of $150 million, an increase of 28 percent over Pro Forma Adjusted EBITDA for the previous year’s period. (Note: Adjusted EBITDA is a non-GAAP measure and is reconciled to GAAP later in this release.)

The reported results reflect the combined results of the companies that recently merged to form Hexion Specialty Chemicals: Borden Chemical, Inc., Resolution Performance Products, LLC (RPP), Resolution Specialty Materials, LLC (RSM), and Bakelite AG. Borden Chemical acquired Bakelite on April 29 and merged with RPP and RSM on May 31 to form Hexion Specialty Chemicals. The results reported for the quarter and for six months contain Bakelite results only from the date of its acquisition, but full period results from the other three companies, which were owned by affiliates of Apollo Management, L.P. prior to the merger.

“We achieved strong performance during the quarter across most market segments,” said Craig O. Morrison, chairman and chief executive officer for Hexion. “We are focused on serving our customers while we integrate our operations to capitalize on the synergies that exist among our legacy companies. Teams are hard at work to capture savings in the areas of operations, raw materials purchasing and corporate infrastructure. We believe that actions we plan to take by year end will enable us to achieve our previously announced estimate of $75 million in synergies by the end of 2006.”

The negative impact of $71 million to net income for the quarter includes $22 million in costs associated with the merger of Borden Chemical, RPP and RSM; a $17 million write-off of deferred costs related to replacement of the RSM, RPP and Borden Chemical credit facilities and refinancing of debt associated with the Bakelite acquisition; $8 million of stock compensation costs related to changes to option plans in connection with the merger; and a net $10 million loss related to the settlement of litigation associated with discontinued operations. In addition, the company recognized $14 million in foreign taxes related to a settlement of a long-term inter-company note.

For the six-month period ended June 30, Hexion Specialty Chemicals posted total sales of $2.2 billion, up 25 percent over sales on a pro forma basis for the previous year’s period. Operating income was $111 million, and the company incurred a net loss of $67 million. The net loss included transaction-related costs of $29 million, the $17 million write-off of deferred financing costs, the $10 million loss from discontinued operations, the $8 million of stock compensation costs and the $14 million foreign tax charge. Adjusted Pro Forma EBITDA for the six-month period was $291 million, an increase of 30 percent from the comparable prior year period.

The company’s Form 10-Q filed today contains a more detailed discussion of Hexion’s performance. Hexion Specialty Chemicals has filed a registration statement on Form S-1, which is not yet effective, and therefore will not host a conference call to discuss its results.

Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indenture governing certain of the company’s debt instruments and the company’s senior credit facility. The company believes that the inclusion of supplemental adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors to demonstrate compliance with our financial covenants.

Adjusted EBITDA is not intended to represent any measure of performance in accordance with generally accepted accounting principles, or GAAP, and the company’s calculation and use of this measure may differ from other companies. These non-GAAP measures should not be used in isolation or as a substitute for measures of performance or liquidity and should not be considered an alternative to net loss under GAAP for purposes of evaluating the company’s results of operations, prepared in accordance with GAAP.

Reconciliation of Adjusted EBITDA to Net Loss

(in millions)

	Three Months ended June 30,		Six Months ended June 30,
	2005	2004	2005	2004
Net loss	$(57)	$(7)	$(67)	$(15)
Depreciation and amortization	36	16	72	31
Interest expense (1)	67	20	113	39
Income tax expense (benefit)	22	(10)	35	(18)

EBITDA	68	19	153	37

Adjustments
Transaction Costs (2)	22	7	29	7
Non-cash Charges (3)	18	66	22	70
Unusual Items (4)	23	29	37	54
Acquisitions (5)	—	(25)	12	13
Synergies (6)	19	21	38	42

Adjusted Pro Forma EBITDA	$150	$117	$291	$223

(1)	Included in interest expense in 2005 is $17 related to the write-off of deferred financing costs. Of this amount $6 was related to the bridge loan facility which was entered into and repaid in 2005 and $11 was related to the early termination of legacy company credit facilities.
(2)	Amount represents transaction costs related to the acquisition of Bakelite and the merger of Borden Chemical, RPP, RSM and Bakelite.
(3)	Amounts represent non-cash charges including impairments of fixed assets, goodwill and intangibles, stock option compensation and unrealized losses on debt instruments denominated in currencies other than the functional currency of the holder.

(4)	Unusual items include the following:

	Three Months ended June 30,		Six Months ended June 30,
	2005	2004	2005	2004
Purchase accounting effects/inventory step-up	$9	$1	$9	$(1)
Management fees	1	1	2	1
Discontinued operations	10	—	10	—
Business Realignment	2	15	4	30
Other	1	12	12	24

Total	23	29	37	54

(5)	Amount represents the incremental EBITDA impact (before adjustment) for the Bakelite acquisition and mergers as if they had taken place at the beginning of the period.
(6)	Amount represents estimated cost synergies from the Bakelite acquisition and the mergers.

About Hexion Specialty Chemicals

Based in Columbus, Ohio, Hexion Specialty Chemicals combines the former Borden Chemical, Bakelite, Resolution Performance Products and Resolution Specialty Materials companies into the global leader in thermoset resins. With 86 manufacturing and distribution facilities in 18 countries, Hexion serves the global wood and industrial markets through a broad range of thermoset technologies, specialty products and technical support for customers in a diverse range of applications and industries. Hexion Specialty Chemicals is owned by an affiliate of Apollo Management, L.P. Additional information is available at www.hexionchem.com.

Safe Harbor Language

Statements contained in this press release may include “forward-looking statements” about the Company’s financial results under the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Act of 1934, as amended. Forward-looking statements are based on our currently available financial, economic and competitive data and on business plans. Actual results could vary materially depending on risks and uncertainties that may affect the company’s operations, markets, services, prices and other factors as discussed in our filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental and technological factors. There is no assurance that the company’s expectations will be realized. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

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Contact:

Peter F. Loscocco

Vice President, Public Affairs

Hexion Specialty Chemicals

614-225-4127

peter.loscocco@hexionchem.com